UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2009

CKE Restaurants, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, the Board of Directors of CKE Restaurants, Inc. (the "Company") approved and adopted the Amended and Restated 1994 Employee Stock Purchase Plan (the "Plan").

The following is a brief summary of the amendments to the Plan. This summary is not complete and is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s next periodic report:

•	increase the number of shares of the Company's common stock available for issuance under the Plan by 1,500,000 to a total of 5,407,500;

•
remove the requirement that restaurant employees and non-restaurant employees who are paid on an hourly basis be required to work at least thirty (30) hours per week in order to qualify for participation in the Plan; and

•
limit the types of shares that can be delivered to participants under the Plan to only shares that are purchased on the open market, regardless of whether such shares are purchased from funds contributed by Plan participants or by the Company through matching contributions.

Because all shares issued under the Plan are provided through open market purchases, the operation of the Plan has no impact on the Company's outstanding share count.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.

March 4, 2009	/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer